HUDSON PACIFIC PROPERTIES, INC.
FIRST QUARTER 2018
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 16, 2018 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Richard B. Fried
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, Farallon Capital Management, L.L.C.

Jonathan M. Glaser	Robert L. Harris II	Mark D. Linehan
Managing Member, JMG Capital Management LLC	Executive Chairman (retired), Acacia Research Corporation	President and Chief Executive Officer, Wynmark Company

Robert M. Moran, Jr.	Michael Nash	Barry A. Porter
Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies	Managing General Partner, Clarity Partners L.P.

Andrea Wong
President (retired), International Production, Sony Pictures Television

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer, Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steven M. Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Joshua Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

Bill Humphrey	Derric Dubourdieu	Andy Wattula
SVP, Sunset Studios	SVP, Leasing	SVP, Pacific Northwest

Elva Hernandez
VP, Controller
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Ross Smotrich	Tom Catherwood
Bank of America Merrill Lynch	Barclays Capital	BTIG
(646) 855-5808	(212) 526-2306	(212) 738-6140

Michael Bilerman	Barry Oxford	Andrew Rosivach
Citigroup	D.A. Davidson	Goldman Sachs
(212) 816-1383	(212) 240-9871	(212) 902-2796

Craig Mailman	Richard Anderson	Vikram Malhotra
KeyBanc Capital Markets	Mizuho Securities	Morgan Stanley
(917) 368-2316	(212) 205-8445	(212) 761-7567

David Rodgers	Alexander Goldfarb	Nick Yulico
Robert W. Baird & Company	Sandler O’Neill + Partners	UBS Investment Bank
(216) 737-7341	(212) 466-7937	(212) 713-3402

Blaine Heck
Wells Fargo Securities
(443) 263-6516

RATING AGENCIES

Stephen Boyd	Alice Chung	Fernanda Hernandez
Fitch Ratings	Moody’s Investor Service	Standard & Poor’s
(212) 908-9153	(212) 553-2949	(212) 438-1347

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

CORPORATE DATA
(Unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art studio properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Website at www.hudsonpacificproperties.com.

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Number of Office properties owned	51	51	53	52	52
Office properties square feet(1)	13,398,362	13,291,531	13,914,418	13,903,408	13,887,405
Stabilized Office properties leased rate as of end of period(2)	94.4%	96.7%	95.9%	95.6%	96.4%
In-Service Office properties leased rate as of end of period(3)	89.7%	92.1%	91.5%	90.8%	91.2%
Number of Studio properties owned	3	3	3	3	2
Same-Store Studio square feet(1)	873,002	873,002	873,002	879,652	879,652
Same-Store Studio leased rate as of end of period(4)	90.2%	90.7%	90.6%	89.9%	90.3%
Non-Same-Store Studio square feet(1)	331,925	376,925	376,925	376,925	—
Non-Same-Store Studio leased rate as of end of period(5)	77.6%	76.1%	75.7%	76.3%	—
Number of land assets owned	6	8	8	8	6
Land assets estimated square feet(6)	2,639,562	3,045,687	3,045,687	3,045,687	2,539,562
Market capitalization:
Total debt(7)	$2,260,782	$2,439,311	$2,655,946	$2,616,568	$2,407,196
Series A preferred units	$10,177	$10,177	$10,177	$10,177	$10,177
Common equity capitalization(8)	$5,150,698	$5,400,294	$5,286,696	$5,391,595	$5,466,098
Total market capitalization	$7,421,657	$7,849,782	$7,952,819	$8,018,340	$7,883,471
Debt/total market capitalization	30.5%	31.1%	33.4%	32.6%	30.5%
Series A preferred units & debt/total market capitalization	30.6%	31.2%	33.5%	32.8%	30.7%
Common stock data (NYSE:HPP):
Range of closing prices(9)	$ 28.63 - 34.17	$ 33.10 - 35.68	$ 31.73 - 34.42	$ 32.68 - 35.79	$ 33.75 - 36.65
Closing price at quarter end	$32.53	$34.25	$33.53	$34.19	$34.64
Weighted average fully diluted common stock/units outstanding(10)	157,284	156,290	156,663	156,665	150,335
Shares of common stock/units outstanding at end of period(11)	158,337	157,673	157,671	157,695	157,797
__________________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. Same-Store Studio square feet excludes 6,650-square-foot of restaurant space that was taken off-line for redevelopment during the third quarter of 2017.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held for sale, and land properties described on pages 17, 19 and 20.

(3)	In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 16 and 17.

(4)	Percent leased for Same-Store Studio properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Percent leased for Non-Same-Store Studio properties is the average percent leased for the period commencing as of May 1, 2017 and ending as of March 31, 2018.

(6)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(7)
Total debt excludes unamortized deferred financing costs and loan discounts. The full amount of debt related to the Pinnacle I and Pinnacle II joint venture and Hill7 joint venture are included. The Pinnacle I and Pinnacle II debts were relieved in November 2017 in conjunction with the sale of these properties.

(8)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for the dilution impact of stock grants to our executives under our 2015, 2016, 2017 and 2018 outperformance programs and performance-based awards under our special one-time award grants based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Dilutive 2015/2016/2017/2018 OPP stock grants and one-time retention award grants”) multiplied by the closing price of our stock at the end of the period.

(9)	For the quarter indicated.

(10)
For the quarter indicated. The weighted average fully diluted common stock/units outstanding includes an estimate for the Dilutive 2015/2016/2017/2018 OPP stock grants and one-time retention award grants.

(11)
This amount represents shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for the Dilutive 2015/2016/2017/2018 OPP stock grants and one-time retention award grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

Consolidated Balance Sheets (Unaudited, in thousands, except share data)

	March 31, 2018	December 31, 2017
ASSETS
Investment in real estate, net	$5,924,579	$5,889,943
Cash and cash equivalents	64,080	78,922
Restricted cash	10,900	22,358
Accounts receivable, net	5,945	4,363
Straight-line rent receivables, net	119,436	109,457
Deferred leasing costs and lease intangible assets, net	241,912	244,554
Prepaid expenses and other assets, net	69,735	61,138
Assets associated with real estate held for sale	11,704	211,335
TOTAL ASSETS	$6,448,291	$6,622,070

LIABILITIES AND EQUITY
Notes payable, net	$2,240,688	$2,421,380
Accounts payable and accrued liabilities	146,588	163,107
Lease intangible liabilities, net	45,651	49,930
Security deposits and prepaid rent	65,692	64,031
Derivative liabilities	—	265
Liabilities associated with real estate held for sale	630	2,216
TOTAL LIABILITIES	2,499,249	2,700,929

6.25% Series A cumulative redeemable preferred units of the operating partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 155,626,055 shares and 155,602,508 shares outstanding at March 31, 2018 and December 31, 2017, respectively	1,556	1,556
Additional paid-in capital	3,625,673	3,622,988
Accumulated other comprehensive income	22,936	13,227
Retained earnings	9,500	—
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,659,665	3,637,771
Non-controlling interest—members in consolidated entities	263,556	258,602
Non-controlling interest—units in the operating partnership	15,644	14,591
TOTAL EQUITY	3,938,865	3,910,964
TOTAL LIABILITIES AND EQUITY	$6,448,291	$6,622,070

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, in thousands, except share data)

	Three Months Ended March 31,
	2018	2017
REVENUES
Office
Rental	$130,082	$133,516
Tenant recoveries	20,904	17,401
Parking and other	5,546	5,899
Total Office revenues	156,532	156,816
Studio
Rental	10,383	6,685
Tenant recoveries	354	665
Other property-related revenue	6,435	4,042
Other	414	77
Total Studio revenues	17,586	11,469
TOTAL REVENUES	174,118	168,285
OPERATING EXPENSES
Office operating expenses	53,240	47,954
Studio operating expenses	9,664	7,251
General and administrative	15,564	13,810
Depreciation and amortization	60,553	70,767
TOTAL OPERATING EXPENSES	139,021	139,782
INCOME FROM OPERATIONS	35,097	28,503
OTHER EXPENSE (INCOME)
Interest expense	20,503	21,930
Interest income	(9)	(30)
Unrealized gain on ineffective portion of derivatives	—	(6)
Transaction-related expenses	118	—
Other income	(404)	(678)
TOTAL OTHER EXPENSES	20,208	21,216
INCOME BEFORE GAINS ON SALE OF REAL ESTATE	14,889	7,287
Gains on sale of real estate	37,674	16,866
NET INCOME	52,563	24,153
Net income attributable to preferred stock and units	(159)	(159)
Net income attributable to participating securities	(327)	(240)
Net income attributable to non-controlling interest in consolidated entities	(3,323)	(3,037)
Net income attributable to non-controlling interest in the operating partnership	(177)	(202)
Net income attributable to Hudson Pacific Properties, Inc. common stockholders	$48,577	$20,515
Basic and diluted per share amounts:
Net income attributable to common stockholders—basic	$0.31	$0.14
Net income attributable to common stockholders—diluted	$0.31	$0.14
Weighted average shares of common stock outstanding—basic	155,626,055	147,950,594
Weighted average shares of common stock outstanding—diluted	156,714,822	149,950,346
Dividends declared per share	$0.25	$0.25

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share data)

	Three Months Ended
Quarter To Date	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Funds From Operations (“FFO”)(1)
Net income	$52,563	$48,944	$14,510	$6,954	$24,153
Adjustments:
Depreciation and amortization of real estate assets	60,069	65,985	70,555	74,939	70,294
Gains on sale of real estate	(37,674)	(28,708)	—	—	(16,866)
FFO attributable to non-controlling interests	(5,331)	(5,507)	(6,609)	(6,445)	(5,507)
Net income attributable to preferred units	(159)	(159)	(159)	(159)	(159)
FFO to common stockholders and unitholders	69,468	80,555	78,297	75,289	71,915
Specified items impacting FFO:
Transaction-related expenses	118	—	598	—	—
One-time debt extinguishment costs	421	1,114	—	—	—
FFO (excluding specified items) to common stockholders and unitholders	$70,007	$81,669	$78,895	$75,289	$71,915

Weighted average common stock/units outstanding—diluted	157,284	156,293	156,663	156,665	150,335
FFO per common stock/unit—diluted	$0.44	$0.52	$0.50	$0.48	$0.48
FFO (excluding specified items) per common stock/unit—diluted	$0.45	$0.52	$0.50	$0.48	$0.48

	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended
Year To Date	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Funds From Operations (“FFO”)(1)
Net income	$52,563	$94,561	$45,617	$31,107	$24,153
Adjustments:
Depreciation and amortization of real estate assets	60,069	281,773	215,788	145,233	70,294
Gains on sale of real estate	(37,674)	(45,574)	(16,866)	(16,866)	(16,866)
FFO attributable to non-controlling interests	(5,331)	(24,068)	(18,561)	(11,952)	(5,507)
Net income attributable to preferred units	(159)	(636)	(477)	(318)	(159)
FFO to common stockholders and unitholders	69,468	306,056	225,501	147,204	71,915
Specified items impacting FFO:
Transaction-related expenses	118	598	598	—	—
One-time debt extinguishment costs	421	1,114	—	—	—
FFO (excluding specified items) to common stockholders and unitholders	$70,007	$307,768	$226,099	$147,204	$71,915

Weighted average common stock/units outstanding—diluted	157,284	154,671	154,511	153,443	150,335
FFO per common stock/unit—diluted	$0.44	$1.98	$1.46	$0.96	$0.48
FFO (excluding specified items) per common stock/unit—diluted	$0.45	$1.99	$1.46	$0.96	$0.48
_____________________

(1)	See page 36 for Management’s Statements on FFO.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, in thousands)

	Three Months Ended
Quarter To Date	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$69,468	$80,555	$78,297	$75,289	$71,915
Adjustments:
Straight-line rent, net	(9,772)	(13,632)	(8,539)	(7,652)	3,084
Amortization of above-market and below-market leases, net	(3,796)	(3,613)	(3,741)	(4,493)	(5,564)
Amortization of above-market and below-market ground leases, net	624	417	618	833	637
Amortization of lease incentive costs	278	381	323	320	320
Amortization of deferred financing costs and loan discount, net	1,643	2,448	1,155	1,154	1,157
Unrealized (gain) loss on ineffective portion of derivative instrument	—	(12)	37	51	(6)
Recurring capital expenditures, tenant improvements and lease commissions	(25,587)	(31,141)	(22,410)	(29,551)	(31,712)
Non-cash compensation expense	4,338	3,842	3,449	3,887	3,901
AFFO	$37,196	$39,245	$49,189	$39,838	$43,732

Dividends paid to common stock and unitholders	$39,351	$39,245	$39,245	$39,919	$39,919
AFFO payout ratio	105.8%	100.0%	79.8%	100.2%	91.3%

	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended
Year To Date	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$69,468	$306,056	$225,501	$147,204	$71,915
Adjustments:
Straight-line rent, net	(9,772)	(26,739)	(13,107)	(4,568)	3,084
Amortization of above-market and below-market leases, net	(3,796)	(17,411)	(13,798)	(10,057)	(5,564)
Amortization of above-market and below-market ground leases, net	624	2,505	2,088	1,470	637
Amortization of lease incentive costs	278	1,344	963	640	320
Amortization of deferred financing costs and loan discount, net	1,643	5,914	3,466	2,311	1,157
Unrealized loss (gain) on ineffective portion of derivative instrument	—	70	82	45	(6)
Recurring capital expenditures, tenant improvements and lease commissions	(25,587)	(114,814)	(83,673)	(61,263)	(31,712)
Non-cash compensation expense	4,338	15,079	11,237	7,788	3,901
AFFO	$37,196	$172,004	$132,759	$83,570	$43,732

Dividends paid to common stock and unitholders	$39,351	$158,544	$118,408	$79,163	$39,919
AFFO payout ratio	105.8%	92.2%	89.2%	94.7%	91.3%
_____________________

(1)	See page 36 for Management’s Statements on AFFO.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

DEBT SUMMARY
(Unaudited, in thousands)
The following table sets forth information with respect our outstanding indebtedness:

	March 31, 2018	December 31, 2017	Interest Rate(1)	Contractual Maturity Date		Annual Debt Service(2)	Balance at Maturity
UNSECURED NOTES PAYABLE
Unsecured Revolving Credit Facility(3)(4)	$20,000	$100,000	LIBOR + 1.05% to 1.50%	3/13/2022	(5)	$—	$20,000
Term Loan A(3)(6)	300,000	300,000	LIBOR + 1.20% to 1.70%	4/1/2020	(7)	7,680	300,000
Term Loan C(3)	75,000	75,000	LIBOR + 1.30% to 2.20%	11/17/2020		—	75,000
Term Loan B(3)(8)	350,000	350,000	LIBOR + 1.20% to 1.70%	4/1/2022		10,360	350,000
Term Loan D(3)(9)	125,000	125,000	LIBOR + 1.20% to 1.70%	11/17/2022		3,288	125,000
Series A Notes	110,000	110,000	4.34%	1/2/2023		4,774	110,000
Series E Notes	50,000	50,000	3.66%	9/15/2023		1,830	50,000
Series B Notes	259,000	259,000	4.69%	12/16/2025		12,147	259,000
Series D Notes	150,000	150,000	3.98%	7/6/2026		5,970	150,000
Registered Senior Notes(10)	400,000	400,000	3.95%	11/1/2027		15,800	400,000
Series C Notes	56,000	56,000	4.79%	12/16/2027		2,682	56,000
TOTAL UNSECURED NOTES PAYABLE	1,895,000	1,975,000				64,531	1,895,000

SECURED NOTES PAYABLE
Sunset Gower Studios/Sunset Bronson Studios(11)	5,001	5,001	LIBOR + 2.25%	3/4/2019	(5)	—	5,001
Met Park North(12)	64,500	64,500	LIBOR + 1.55%	8/1/2020		2,393	64,500
10950 Washington(13)	27,281	27,418	5.32%	3/11/2022		2,003	24,981
Element LA	168,000	168,000	4.59%	11/6/2025		7,716	168,000
Hill7(14)	101,000	101,000	3.38%	11/6/2028		3,414	101,000
Rincon Center	—	98,392	5.13%	N/A		—	—
TOTAL SECURED NOTES PAYABLE	365,782	464,311				15,526	363,482
TOTAL NOTES PAYABLE	2,260,782	2,439,311				80,057	2,258,482
Unamortized deferred financing costs and loan discounts(15)	(20,094)	(17,931)
TOTAL NOTES PAYABLE, NET	$2,240,688	$2,421,380
_____________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of March 31, 2018, which may be different than the interest rates as of December 31, 2017 for corresponding indebtedness.

(2)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of March 31, 2018. Amount doesn’t include interest payment of variable rate loans that are partially effectively fixed through derivative instruments.

(3)
We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of March 31, 2018, no such elections had been made.

(4)	We have a total capacity of $600.0 million under our unsecured revolving credit facility.

(5)	The maturity date may be extended once for an additional one-year term.

(6)	The outstanding balance of the term loan was effectively fixed at 2.56% to 3.06% per annum through the use of two interest rate swaps.

(7)	The maturity date may be extended twice, each time for an additional one-year term.

(8)	The outstanding balance of the term loan was effectively fixed at 2.96% to 3.46% per annum through the use of two interest rate swaps.

(9)	The outstanding balance of the term loan was effectively fixed at 2.63% to 3.13% per annum through the use of an interest rate swap.

(10)	On October 2, 2017, we completed an underwritten public offering of $400.0 million of senior notes, which were issued at 99.815% of par.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

(11)	We have the ability to draw up to $257.0 million under this loan, subject to lender required submissions.

(12)	This loan bears interest only. Interest on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap.

(13)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(14)
We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property. The full amount of the loan is shown. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principle payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.

(15)	Excludes deferred financing costs related to properties held for sale and amounts related to establishing our unsecured revolving credit facility.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

DEBT STRUCTURE AND SELECTED DEBT METRICS
(Unaudited, in thousands)

DEBT COMPOSITION AND MATURITIES
			Weighted Average
	Amount	% of Total Debt	Interest Rate(1)	Years to Maturity
Secured vs Unsecured Debt
Unsecured Debt	$1,895,000	83.8%	3.6%	5.9
Secured Debt	365,782	16.2%	4.1%	7.1

Floating vs Fixed-Rate Debt
Floating-Rate Debt	$100,001	4.4%	3.0%	2.8
Fixed-Rate Debt	2,160,781	95.6%	3.7%	6.3

Stated Interest Rate(1)			3.6%
GAAP Effective Rate Including Unamortized Deferred Financing Costs and Loan Discount(2)			3.8%

Principal Amortization and Maturities(3)
2019	$401
2020	5,569
2021	440,095
2022	631
2023	520,086
Thereafter	1,294,000
Total	$2,260,782

DEBT COVENANT COMPLIANCE
			Covenant	Actual Performance
Unsecured Revolving Credit Facility, Term Loan and Private Placement(4)
Total Liabilities to Total Asset Value			≤ 60%	32.7%
Unsecured Indebtedness to Unencumbered Asset Value			≤ 60%	38.4%
Adjusted EBITDA to Fixed Charges			≥ 1.5x	4.1x
Secured Indebtedness to Total Asset Value			≤ 45%	5.3%
Unencumbered NOI to Unsecured Interest Expense			≥ 2.0x	4.8x

Unsecured Registered Senior Notes(5)
Debt to Total Assets			≤ 60%	33.2%
Total Unencumbered Assets to Unsecured Debt			≥ 150%	298.8%
Consolidated Income Available for Debt Service to Annual Debt Service Charge			≥ 1.5x	4.6x
Secured Debt to Total Assets			≤ 45%	5.4%
________________
(1) Rates as of March 31, 2018 include fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

(2) Rates as of March 31, 2018 and include unamortized deferred financing costs and loan discount.
(3) Principal amortization and maturities, including amounts due at maturity, exclude any associated issuance discount, mark-to-market premiums and deferred financing costs.
(4) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of March 31,
2018. As of March 31, 2018, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility.
(5) In October 2017, the operating partnership completed an underwritten public offering of senior notes (the “Senior Notes”). The covenant and actual performance metrics above represent terms and definitions reflected in the Senior Notes based on the financial results as of March 31, 2018. As of March 31, 2018, the operating partnership was in compliance with the Senior Notes agreement.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Location	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
SAME-STORE(5)
Greater Seattle, Washington
Northview Center	Lynnwood	182,009	93.4%	93.4%	$3,698,550	$21.75
Met Park North	South Lake Union	190,748	95.8	95.8	5,330,555	29.18
Merrill Place	Pioneer Square	163,768	95.8	97.0	4,828,968	30.79
505 First	Pioneer Square	288,140	97.4	97.4	6,534,022	23.28
83 King	Pioneer Square	185,206	93.7	100.0	5,161,606	29.73
Subtotal		1,009,871	95.4%	96.8%	$25,553,701	$26.51
San Francisco Bay Area, California
1455 Market(6)	San Francisco	1,025,833	92.9%	92.9%	$43,390,096	$45.55
275 Brannan	San Francisco	54,673	100.0	100.0	3,261,352	59.65
625 Second	San Francisco	138,080	100.0	100.0	8,740,728	63.32
875 Howard	San Francisco	286,270	100.0	100.0	12,239,242	42.77
901 Market	San Francisco	206,697	95.5	99.4	10,802,474	54.71
Rincon Center	San Francisco	580,850	93.6	93.6	30,154,325	55.49
Towers at Shore Center	Redwood Shores	334,483	80.4	80.4	16,120,395	59.96
Skyway Landing	Redwood Shores	247,173	88.9	88.9	10,421,813	47.41
3176 Porter	Palo Alto	42,899	100.0	100.0	3,011,716	70.20
3400 Hillview	Palo Alto	207,857	100.0	100.0	13,735,024	66.08
Clocktower Square	Palo Alto	100,344	52.0	79.0	4,205,138	80.61
Foothill Research Center	Palo Alto	195,376	62.9	62.9	8,319,252	67.66
Page Mill Center	Palo Alto	176,245	99.9	99.9	12,364,328	70.20
Page Mill Hill	Palo Alto	182,676	87.1	87.1	10,461,342	65.73
1740 Technology	North San Jose	206,876	98.0	98.0	7,489,635	36.92
Concourse	North San Jose	944,386	95.1	97.3	29,759,775	33.12
Skyport Plaza	North San Jose	418,086	92.6	96.7	13,600,349	35.11
Subtotal		5,348,804	91.8%	93.2%	$238,076,984	$48.48
Los Angeles, California
6922 Hollywood	Hollywood	205,523	88.6%	88.6%	$8,784,897	$48.24
6040 Sunset	Hollywood	114,958	100.0	100.0	5,220,427	45.41
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,783,957	43.93
10900 Washington	West Los Angeles	9,919	100.0	100.0	422,549	42.60
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,717,466	42.24
Element LA	West Los Angeles	284,037	100.0	100.0	15,871,935	55.88
Del Amo	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		949,838	97.5%	97.5%	$43,128,439	$46.55
Total Same-Store		7,308,513	93.1%	94.2%	$306,759,124	$45.10
NON-SAME-STORE
San Francisco Bay Area, California
555 Twin Dolphin	Redwood Shores	198,936	90.5%	90.5%	$9,379,441	$52.08
Subtotal		198,936	90.5%	90.5%	$9,379,441	$52.08

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Location	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Los Angeles, California
ICON	Hollywood	325,757	100.0%	100.0%	$18,264,064	$56.07
604 Arizona	West Los Angeles	44,260	100.0	100.0	2,921,160	66.00
Subtotal		370,017	100.0%	100.0%	$21,185,224	$57.25
Total Non-Same-Store		568,953	96.7%	96.7%	$30,564,665	$55.56
Total Stabilized		7,877,466	93.3%	94.4%	$337,323,789	$45.89
LEASE-UP
Greater Seattle, Washington
Hill7(7)	South Lake Union	284,527	90.1%	100.0%	$9,486,023	$37.02
450 Alaskan	Pioneer Square	170,974	55.2	67.6	3,584,540	38.00
Subtotal		455,501	77.0%	87.8%	$13,070,563	$37.28
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	447,739	83.4%	83.4%	$18,440,160	$49.41
Metro Center	Foster City	736,986	74.5	74.5	26,940,761	49.04
333 Twin Dolphin	Redwood Shores	182,789	72.6	75.5	7,654,136	57.71
Shorebreeze	Redwood Shores	230,932	71.2	75.3	9,305,122	56.61
Palo Alto Square	Palo Alto	333,254	79.3	92.8	20,866,833	78.93
Techmart	Santa Clara	284,440	83.4	93.2	10,485,921	44.19
Gateway	North San Jose	609,093	77.5	89.0	16,948,766	35.91
Metro Plaza	North San Jose	456,921	72.2	73.0	11,913,080	36.09
Subtotal		3,282,154	76.9%	81.8%	$122,554,779	$48.57
Los Angeles, California
CUE	Hollywood	91,953	57.2%	100.0%	$3,031,258	$57.60
11601 Wilshire	West Los Angeles	500,475	86.7	88.4	18,522,553	42.69
Fourth & Traction	Downtown Los Angeles	120,937	—	—	—	—
Subtotal		713,365	68.2%	74.9%	$21,553,811	$44.30
Total Lease-Up		4,451,020	75.5%	81.3%	$157,179,153	$46.77

TOTAL IN-SERVICE		12,328,486	86.9%	89.7%	$494,502,942	$46.16
_____________________

(1)
Our in-service portfolio excludes the redevelopment, development, properties held for sale and land properties described on pages 19 and 20. As of March 31, 2018, we had three office redevelopment properties and two development properties under construction, one property held for sale and six land properties (see pages 19 and 20). We define lease-up properties as properties that have not yet reached 92.0% occupancy since the date they were acquired or placed under redevelopment or development.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2018, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2018, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2018. Annualized base rent does not reflect tenant reimbursements.

(5)	Defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of March 31, 2018.

(6)	We own 55% of the ownership interests in the consolidated joint venture that owns the 1455 Market property.

(7)	We own 55% of the ownership interests in the consolidated joint venture that owns the Hill7 property.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lynnwood	1	182,009	170,073	93.4%	170,073	93.4%	$3,698,550	$21.75
South Lake Union	1	190,748	182,692	95.8	182,692	95.8	5,330,555	29.18
Pioneer Square	3	637,114	611,071	95.9	624,778	98.1	16,524,596	27.04
Subtotal	5	1,009,871	963,836	95.4%	977,543	96.8%	$25,553,701	$26.51

San Francisco Bay Area, California
San Francisco	6	2,292,403	2,172,310	94.8%	2,180,401	95.1%	$108,588,217	$49.99
Redwood Shores	3	780,592	668,798	85.7	668,798	85.7	35,921,649	53.71
Palo Alto	6	905,397	761,174	84.1	788,273	87.1	52,096,800	68.44
North San Jose	3	1,569,348	1,488,593	94.9	1,525,689	97.2	50,849,759	34.16
Subtotal	18	5,547,740	5,090,875	91.8%	5,163,161	93.1%	$247,456,425	$48.61

Los Angeles, California
Hollywood	3	646,238	622,840	96.4%	622,840	96.4%	$32,269,388	$51.81
West Los Angeles	5	560,617	560,617	100.0	560,617	100.0	28,717,067	51.22
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	9	1,319,855	1,296,457	98.2%	1,296,457	98.2%	$64,313,663	$49.61

Total Stabilized	32	7,877,466	7,351,168	93.3%	7,437,161	94.4%	$337,323,789	$45.89

LEASE-UP
Greater Seattle, Washington
South Lake Union	1	284,527	256,240	90.1%	284,527	100.0%	$9,486,023	$37.02
Pioneer Square	1	170,974	94,330	55.2	115,626	67.6	$3,584,540	38.00
Subtotal	2	455,501	350,570	77.0%	400,153	87.8%	$13,070,563	$37.28

San Francisco Bay Area, California
San Mateo	1	447,739	373,226	83.4%	373,226	83.4%	$18,440,160	$49.41
Foster City	1	736,986	549,358	74.5	549,358	74.5	26,940,761	49.04
Redwood Shores	2	413,721	297,003	71.8	311,884	75.4	16,959,258	57.10
Palo Alto	1	333,254	264,388	79.3	309,337	92.8	20,866,833	78.93
Santa Clara	1	284,440	237,271	83.4	265,147	93.2	10,485,921	44.19
North San Jose	2	1,066,014	802,117	75.2	875,597	82.1	28,861,846	35.98
Subtotal	8	3,282,154	2,523,363	76.9%	2,684,549	81.8%	$122,554,779	$48.57

Los Angeles, California
Hollywood	1	91,953	52,626	57.2%	91,953	100.0%	$3,031,258	$57.60
West Los Angeles	1	500,475	433,916	86.7	442,549	88.4	18,522,553	42.69
Downtown Los Angeles	1	120,937	—	—	—	—	—	—
Subtotal	3	713,365	486,542	68.2%	534,502	74.9%	$21,553,811	$44.30
Total Lease-up	13	4,451,020	3,360,475	75.5%	3,619,204	81.3%	$157,179,153	$46.77

TOTAL IN-SERVICE	45	12,328,486	10,711,643	86.9%	11,056,365	89.7%	$494,502,942	$46.16
_____________________
For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 17.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)		Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)		Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT

Greater Seattle, Washington
95 Jackson	Pioneer Square	31,659		—	—%	25,086	79.2%	(5)	$—	$—
Subtotal		31,659		—	—%	25,086	79.2%		$—	$—

San Francisco Bay Area, California
Campus Center	Milpitas	471,580		—	—%	—	—%		$—	$—
Subtotal		471,580		—	—%	—	—%		$—	$—

Los Angeles, California
MaxWell	Downtown Los Angeles	99,090		—	—%	—	—%		$—	$—
Subtotal		99,090		—	—%	—	—%		$—	$—

Total Redevelopment		602,329		—	—%	25,086	4.2%		$—	$—

DEVELOPMENT
Los Angeles, California
EPIC	Hollywood	300,000		—	—%	—	—%		$—	$—
Harlow	Hollywood	106,125	(6)	—	—	—	—		—	—
Total Development		406,125		—	—%	—	—%		$—	$—

HELD FOR SALE
Los Angeles, California
9300 Wilshire(7)	West Los Angeles	61,422		47,225	76.9%	47,225	76.9%		$2,231,392	$47.25
Total Held for Sale		61,422		47,225	76.9%	47,225	76.9%		$2,231,392	$47.25

TOTAL		1,069,876		47,225	4.4%	72,311	6.8%		$2,231,392	$47.25
_____________________

(1)	Excludes in-service properties and land assets (see pages 16, 17 and 20).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2018, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2018, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2018. Annualized base rent does not reflect tenant reimbursements.

(5)	Regus Corporation is anticipated to commence 25,086 square feet at 95 Jackson during the second quarter of 2018.

(6)	Square footage for Harlow required the demolition of approximately 45,000 square feet of existing improvements.

(7)	On April 10, 2018, we sold our 9300 Wilshire property.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Cloud10	North San Jose	350,000	13.3%
Campus Center	Milpitas	946,350	35.9
Subtotal		1,296,350	49.2%

Los Angeles, California
Sunset Bronson Studios—Lot D(2)	Hollywood	19,816	0.8%
Sunset Gower Studios—Redevelopment	Hollywood	423,396	16.0
Sunset Las Palmas Studios—Redevelopment	Hollywood	400,000	15.2
Element LA	West Los Angeles	500,000	18.8
Subtotal		1,343,212	50.8%

TOTAL		2,639,562	100.0%
_____________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Studios—Lot D represents management’s estimate of developable square feet for 33 residential units.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

STUDIO PORTFOLIO SUMMARY

Property	Square Feet		Percent of Total	Percent Leased		Annual Base Rent		Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	564,976	(1)	46.9%	87.0%		$17,135,828		$34.44
Sunset Bronson Studios	308,026		25.6	96.1		11,387,208		38.48
Total Same-Store Studio	873,002		72.5%	90.2%	(2)	$28,523,036	(3)	$35.95	(4)

Sunset Las Palmas Studios(5)	331,925		27.5%	77.6%
Total Non-Same-Store Studio	331,925		27.5%	77.6%	(6)

Total Studio	1,204,927		100.0%
_____________________

(1)	Square footage for Sunset Gower Studios excludes 6,650 square feet of restaurant space that was taken off-line for redevelopment during the three months ended September 30, 2017.

(2)	Percent leased for Same-Store Studio properties is the average percent leased for the 12 months ended March 31, 2018.

(3)	Annual base rent for Same-Store Studio properties reflects actual base rent for the 12 months ended March 31, 2018, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the Same-Store Studio properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2018.

(5)	The base rent for Sunset Las Palmas Studios for the eleven months ended March 31, 2018 is $10,625,888 ($41.04 per leased square foot), excluding tenant reimbursements.

(6)	Percent leased for Non-Same-Store Studio properties is the average percent leased for the 11 months ended March 31, 2018.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, in thousands, except square feet)

		Estimated Construction Period							Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Square Feet(3)		Total %Leased		Project Costs as of 3/31/18		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
95 Jackson	Seattle	Q3-2017	Q2-2018	Q4-2018	31,659		79.2%	(5)	7,496	(6)	15,555	(6)	7.7%
Los Angeles, California
MaxWell	Los Angeles	Q2-2017	Q4-2018	Q2-2019	99,090		—%		56,033	(7)	85,733	(7)	6.1%
Harlow	Hollywood	Q1-2018	Q1-2020	Q4-2020	106,125	(8)	—%		$7,258	(9)	78,582	(9)	6.7%
EPIC	Hollywood	Q3-2017	Q1-2020	Q3-2021	300,000		—%		33,790	(10)	202,829	(10)	7.4%
Total Under Construction					536,874				$104,577		$382,699

FUTURE DEVELOPMENT PIPELINE(11)
San Francisco Bay Area, California
Cloud10	North San Jose	TBD	TBD	TBD	350,000		N/A		$11,433	(12)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350		N/A		$7,487	(13)	TBD		TBD
Los Angeles, California
Sunset Bronson Studios—Lot D	Hollywood	TBD	TBD	TBD	19,816		N/A		N/A		TBD		TBD
Sunset Gower Studios—Redevelopment	Hollywood	TBD	TBD	TBD	423,396		N/A		N/A		TBD		TBD
Sunset Las Palmas Studios —Redevelopment	Hollywood	TBD	TBD	TBD	400,000		N/A		$21,000	(14)	TBD		TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000		N/A		N/A		TBD		TBD
Total Future Development Pipeline					2,639,562

Total Development					3,176,436
_____________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)
Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes is defined as the commencement of base rental payments (defined as cash base rents (before abatements)).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Regus Corporation is anticipated to commence 25,086 square feet at 95 Jackson during the second quarter of 2018.

(6)	Project Costs as of March 31, 2018 and Total Estimated Project Costs for 95 Jackson exclude land.

(7)	Project Costs as of March 31, 2018 and Total Estimated Project Costs for MaxWell include approximately $40.0 million of initial acquisition costs for the existing 99,090-square-foot building.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

(8)	Square footage for Harlow required the demolition of approximately 45,000 square feet of existing improvements.

(9)	Project Costs as of March 31, 2018 and Total Estimated Project Costs for Harlow include $4.2 million for management’s estimate of allocated land and acquisition costs.

(10)	Project Costs as of March 31, 2018 and Total Estimated Project Costs for EPIC exclude land.

(11)
On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into approximately 500,000 square feet of state-of-the-art creative office space, with approximately 100,000 square feet of existing entertainment retail and entertainment space. Estimated total project costs, including the $190.0 million asset value at contribution, are in the range of $425-475 million, with each partner contributing its pro rata share. Construction is expected to be completed by mid-2021.

(12)	Project Costs as of March 31, 2018 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(13)	Project Costs as of March 31, 2018 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(14)	Project Costs as of March 31, 2018 for Sunset Las Palmas—Redevelopment include $20.8 million for management’s estimate of allocated land and acquisition costs.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended March 31,
	2018	2017	% change
Same-Store Office Statistics(2)
Number of properties	29	29
Rentable square feet	7,308,513	7,308,513
Ending % leased	94.2%	95.6%	(1.4)%
Ending % occupied	93.1%	95.2%	(2.1)%
Average % occupied for the period	92.6%	95.1%	(2.5)%

Same-Store Studio Statistics(3)
Number of properties	2	2
Rentable square feet	873,002	873,002
Average % occupied for the period	90.2%	90.3%	(0.1)%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended March 31,
	2018	2017	% change
Same-Store Net Operating Income—GAAP Basis
Total Office revenues	$98,417	$91,151	8.0%
Total Studio revenues	12,263	11,469	6.9
Total revenues	$110,680	$102,620	7.9%

Total Office expenses	$31,270	$24,750	26.3%
Total Studio expenses	6,390	7,251	(11.9)
Total property expenses	$37,660	$32,001	17.7%

Same-Store Office net operating income—GAAP basis	$67,147	$66,401	1.1%
NOI margin	68.2%	72.8%	(4.6)%
Same-Store Studio net operating income—GAAP basis	$5,873	$4,218	39.2%
NOI margin	47.9%	36.8%	11.1%
Same-Store total property net operating income—GAAP basis	$73,020	$70,619	3.4%
NOI margin	66.0%	68.8%	(2.8)%

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)—CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended March 31,
	2018	2017	% change
Same-Store Net Operating Income—Cash Basis
Total Office revenues	$93,143	$83,198	12.0%
Total Studio revenues	12,147	11,484	5.8
Total revenues	$105,290	$94,682	11.2%

Total Office expenses	$30,695	$24,164	27.0%
Total Studio expenses	6,390	7,251	(11.9)
Total property expenses	$37,085	$31,415	18.1%

Same-Store Office net operating income—Cash basis	$62,448	$59,034	5.8%
NOI margin	67.0%	71.0%	(4.0)%
Same-Store Studio net operating income—Cash basis	$5,757	$4,233	36.0%
NOI margin	47.4%	36.9%	10.5%
Same-Store total property net operating income—Cash basis	$68,205	$63,267	7.8%
NOI margin	64.8%	66.8%	(2.0)%
_____________________

(1)
Same-Store for the three months ended March 31, 2018 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of March 31, 2018.

(2)	See page 16 for Same-Store office properties.

(3)	See page 21 for Same-Store Studio properties. Percent occupied for Same-Store Studio properties is the average percent occupied for the 12 months ended March 31, 2018.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

RECONCILIATION OF GAAP NET INCOME TO NET OPERATING INCOME
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
Reconciliation to Net Operating Income
Net Income	$52,563	$24,153
Adjustments:
Interest expense	20,503	21,930
Interest income	(9)	(30)
Unrealized gain on ineffective portion of derivative instruments	—	(6)
Transaction-related expenses	118	—
Other income	(404)	(678)
Gains on sale of real estate	(37,674)	(16,866)
Income from operations	$35,097	$28,503
Adjustments:
General and administrative	15,564	13,810
Depreciation and amortization	60,553	70,767
Net Operating Income	$111,214	$113,080

Net Operating Income Breakdown
Same-Store Office revenues—Cash basis	$93,143	$83,198
GAAP adjustments to Office revenues—Cash basis	5,274	7,953
Same-Store Office revenues—GAAP basis	$98,417	$91,151

Same-Store Studio revenues—Cash basis	$12,147	$11,484
GAAP adjustments to Studio revenues—Cash basis	116	(15)
Same-Store Studio revenues—GAAP basis	$12,263	$11,469

Same-Store property revenues—GAAP basis	$110,680	$102,620

Same-Store Office expenses—Cash basis	$30,695	$24,164
GAAP adjustments to Office expenses—Cash basis	575	586
Same-Store Office expenses—GAAP basis	$31,270	$24,750

Same-Store Studio expenses—Cash basis	$6,390	$7,251
Same-Store Studio expenses—GAAP basis	$6,390	$7,251

Same-Store property expenses—GAAP basis	$37,660	$32,001

Same-Store net operating income—GAAP basis	$73,020	$70,619
Non-Same-Store GAAP net operating income	38,194	42,461
Net Operating Income	$111,214	$113,080

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL Three Months Ended March 31, 2018 (Unaudited, in thousands)

	Same-Store Office Properties(1)	Same-Store Studio Properties(2)	Non-Same-Store Office Properties(3)	Non-Same-Store Studio Properties(2)	Redevelopment/Development(4)	Lease-Up Properties(5)	Held-for-Sale(4)	Total Properties
Revenue
Rents
Cash	$74,251	$7,415	$5,395	$2,781	$—	$35,445	$563	$125,850
GAAP Revenue	5,274	116	2,237	71	—	5,696	(29)	13,365
Total Rents	$79,525	$7,531	$7,632	$2,852	$—	$41,141	$534	$139,215

Tenant Reimbursements	$15,565	$247	$880	$107	$(36)	$4,183	$18	$20,964
Parking and Other	3,327	4,485	777	2,364	—	1,225	72	12,250
Total Revenue	$98,417	$12,263	$9,289	$5,323	$(36)	$46,549	$624	$172,429

Property operating expenses	31,270	6,390	2,439	3,273	(63)	18,356	340	62,005
Property GAAP Net Operating Income	$67,147	$5,873	$6,850	$2,050	$27	$28,193	$284	$110,424

Square Feet	7,308,513	873,002	568,953	331,925	1,008,454	4,451,020	61,422	14,603,289
Ending % Leased	94.2%	90.2%	96.7%	77.6%	2.5%	81.3%	76.9%	83.4%
Ending % Occupied	93.1%	90.2%	96.7%	77.6%	—%	75.5%	76.9%	80.8%
NOI Margin	68.2%	47.9%	73.7%	38.5%	(75.0)%	60.6%	45.5%	64.0%
Property GAAP Net Operating Income	$67,147	$5,873	$6,850	$2,050	$27	$28,193	$284	$110,424
Less : GAAP Revenue	(5,274)	(116)	(2,237)	(71)	—	(5,696)	$29	(13,365)
Add : GAAP Expense	575	—	—	—	—	17	32	624
Property Cash Net Operating Income	$62,448	$5,757	$4,613	$1,979	$27	$22,514	$345	$97,683

Net Operating Income Reconciliation	Q1 - 2018
Net Income	$52,563		(1) See page 16 for Same-Store office properties for the three months ended March 31, 2018.
Adjustments:			(2) See page 21 for Same-Store Studio and Non-Same-Store Studio properties.
Interest expense	20,503		(3) See page 17 for Non-Same-Store Office properties.
Interest income	(9)		(4) See page 19 for redevelopment, development and held for sale properties.
Transaction-related expenses	118		(5) See page 17 for lease-up properties.
Other income	(404)
Gain on sale of real estate	(37,674)
Income from operations	$35,097
Adjustments:
General and administrative	15,564
Depreciation and amortization	60,553
Total GAAP Net Operating Income	$111,214

Property GAAP Net Operating Income	110,424
Disposed Asset	1,347
Other Income/Inter-Company Eliminations	(557)
Total GAAP Net Operating Income	$111,214

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

Three Months Ended March 31, 2018
Total Gross Leasing Activity
Rentable square feet	556,256
Gross New Leasing Activity
Rentable square feet	253,855
New cash rate	$43.28
Gross Renewal Leasing Activity
Rentable square feet	302,401
Renewal cash rate	$43.02
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)(1)	832,328
Early termination (square feet)	17,545
Total	849,873
Net Absorption
Leased rentable square feet	(596,018)
Cash Rent Growth(2)
Expiring rate	$37.17
New/renewal rate	$42.99
Change	15.7%
Straight-Line Rent Growth(3)
Expiring Rate	$33.00
New/renewal rate	$44.52
Change	34.9%
Weighted Average Lease Terms
New (in months)	65.8
Renewal (in months)	76.7

Tenant Improvements and Leasing Commissions(4)	Lease Transaction Costs Per Square Foot
	Three Months Ended March 31, 2018
	Total	Annual
New leases	$61.48	$11.22
Renewal leases	$58.43	$9.14
Blended	$59.82	$10.01
_____________________

(1)	Included within the contractual expirations as of March 31, 2018 is 471,580 square feet related to the Cisco Systems, Inc. lease at Campus Center.

(2)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(4)	Represents per square foot weighted average lease transaction costs based on the leases executed in the current quarter.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
Greater Seattle, Washington
Hill7(3)	South Lake Union	54,336	8/7/2017	1/2/2018	$36.14	1/31/2030

San Francisco Bay Area, California
Metro Center(4)	Foster City	76,922	Various	5/1/2018	$43.80	4/30/2028
Palo Alto Square	Palo Alto	39,873	3/13/2017	1/15/2018	$87.00	1/31/2028
Rincon Center	San Francisco	166,460	10/1/2017	3/1/2018	$75.00	2/29/2028
Metro Center	Foster City	18,817	12/1/2017	9/1/2018	$43.80	8/31/2025
Palo Alto Square	Palo Alto	27,186	1/15/2018	8/15/2018	$89.40	8/31/2028
Peninsula Office Park	San Mateo	16,361	2/1/2018	5/1/2018	$54.00	5/31/2023
Gateway	North San Jose	13,573	3/13/2018	3/13/2018	$39.00	7/31/2025

Los Angeles, California
CUE	Hollywood	52,626	2/1/2018	8/1/2018	$57.60	12/31/2026
604 Arizona	West Los Angeles	44,260	2/1/2018	8/1/2018	$66.00	5/31/2025
_____________________

(1)
Consists of leases for more than 10,000 square feet that commenced on or prior to March 31, 2018, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending March 31, 2018.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2018, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

(3)
WeWork Companies Inc.’s monthly base rent is partially abated for the month of January 2018 and the five-month period of April through August 2018. Monthly base rent is fully abated for the months of February 2018, March 2018 and January 2019.

(4)	Qualys, Inc. commenced 69,834 square feet on February 1, 2017 and 7,088 square feet on March 15, 2017.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

QUARTERLY UNCOMMENCED—NEXT EIGHT QUARTERS(1)

	Q2 2018		Q3 2018		Q4 2018		Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
South Lake Union	—	$—	—	$—	—	$—	28,287	$36.00	—	$—	—	$—	—	$—	—	$—
Pioneer Square	60,089	37.74	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	60,089	$37.74	—	$—	—	$—	28,287	$36.00	—	$—	—	$—	—	$—	—	$—
San Francisco Bay Area, California
San Francisco	8,091	$77.00	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Redwood Shores	13,006	61.00	1,875	63.12	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	4,122	91.80	40,827	31.40	27,099	87.00	—	—	—	—	—	—	—	—	—	—
Santa Clara	13,943	45.75	13,933	48.10	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	71,672	38.53	38,904	42.99	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	110,834	$46.87	95,539	$39.18	27,099	$87.00	—	$—	—	$—	—	$—	—	$—	—	$—
Los Angeles, California
Hollywood	—	$—	—	$—	39,327	$57.60	—	$—	—	$—	—	$—	—	$—	—	$—
West Los Angeles	6,985	45.76	—	—	1,648	51.00	—	—	—	—	—	—	—	—	—	—
Subtotal	6,985	$45.76	—	$—	40,975	$57.34	—	$—	—	$—	—	$—	—	$—	—	$—
Total Uncommenced	177,908	$43.74	95,539	$39.18	68,074	$69.14	28,287	$36.00	—	$—	—	$—	—	$—	—	$—
_____________________

(1)
Consists of uncommenced leases, defined as new leases with respect to vacant space, executed on or prior to March 31, 2018 but with commencement dates after March 31, 2018 and within the next eight quarters. This table omits submarkets having no uncommenced leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

QUARTERLY BACKFILLS—NEXT EIGHT QUARTERS(1)

	Q2 2018		Q3 2018		Q4 2018		Q1 2019		Q2 2019		Q3 2019		Q4 2019		Q1 2020
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Pioneer Square	—	$—	—	$—	—	$—	49,799	$43.00	24,612	$43.00	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—	—	$—	49,799	$43.00	24,612	$43.00	—	$—	—	$—	—	$—
San Francisco Bay Area, California
San Francisco	—	$—	26,011	$77.00	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Redwood Shores	42,201	60.91	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	—	—	—	—	8,517	87.00	—	—	—	—	—	—	—	—	—	—
Santa Clara	5,389	48.48	—	—	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	19,027	39.36	15,796	40.44	—	—	—	—	9,147	30.12	—	—	—	—	—	—
Subtotal	66,617	$53.75	41,807	$63.19	8,517	$87.00	—	$—	9,147	$30.12	—	$—	—	$—	—	$—
Los Angeles, California
West Los Angeles	4,791	$58.20	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	4,791	$58.20	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Total Backfills	71,408	$54.05	41,807	$63.19	8,517	$87.00	49,799	$43.00	33,759	$39.51	—	$—	—	$—	—	$—

Total Uncommenced & Backfills	249,316	$46.69	137,346	$46.48	76,591	$71.13	78,086	$40.46	33,759	$39.51	—	$—	—	$—	—	$—
_____________________

(1)
Consists of backfill leases, defined as new leases with respect to occupied space, executed on or prior to March 31, 2018 but with commencement dates after March 31, 2018 and within the next eight quarters. This table omits submarkets having no backfill leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS—NEXT EIGHT QUARTERS(1)

	Q2 2018(2)		Q3 2018		Q4 2018			Q1 2019			Q2 2019			Q3 2019		Q4 2019			Q1 2020
Location	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)
Greater Seattle, Washington
Lynnwood	—	$—	—	$—	21,155	$28.27		—	$—		—	$—		—	$—	—	$—		31,409	$20.54
Pioneer Square	1,588	27.41	—	—	10,050	34.50		148,539	28.91	(6)	—	—		6,452	32.00	6,372	40.16		8,400	34.00
Subtotal	1,588	$27.41	—	$—	31,205	$30.28		148,539	$28.91		—	$—		6,452	$32.00	6,372	$40.16		39,809	$23.38
San Francisco Bay Area, California
Foster City	14,745	$56.11	2,366	$39.85	63,998	$40.20		10,939	$59.82		8,009	$63.24		—	$—	13,529	$63.19		22,596	$60.90
Palo Alto	7,883	29.83	8,517	74.28	12,156	55.17		18,753	58.75		114,273	74.57	(8)	29,513	83.08	38,793	84.53		14,809	74.76
Redwood Shores	60,628	54.04	8,566	61.18	37,606	56.72		46,260	54.09		149,226	59.66	(9)	44,846	59.85	60,112	50.13		21,621	62.98
San Francisco	28,400	72.37	10,164	48.55	70,891	59.62		54,858	64.81		74,127	44.57		1,027	48.14	—	—		41,479	49.67
North San Jose	73,165	33.73	60,002	33.04	119,247	34.53	(5)	104,111	33.66	(7)	56,031	36.46		51,514	35.55	162,357	34.58	(10)	54,331	38.53
San Mateo	9,939	53.76	9,164	57.80	3,806	55.00		13,207	55.13		27,340	51.94		41,932	52.05	4,347	55.07		2,932	57.29
Milpitas	—	—	—	—	—	—		—	—		—	—		—	—	—	—		—	—
Santa Clara	19,208	40.49	1,098	51.14	11,007	50.37		4,710	46.35		7,862	42.25		2,453	49.94	24,976	42.85		10,535	47.94
Subtotal	213,968	$47.55	99,877	$43.18	318,711	$45.45		252,838	$48.51		436,868	$57.29		171,285	$54.42	304,114	$46.27		168,303	$51.52
Los Angeles, California
Hollywood	—	$—	—	$—	—	$—		7,559	$92.20		—	$—		3,378	$52.20	11,900	$51.29		42,507	$43.86
West Los Angeles	7,795	50.47	—	—	23,915	48.69		4,517	53.56		29,793	43.42		6,699	43.68	12,112	48.56		1,617	49.30
Subtotal	7,795	$50.47	—	$—	23,915	$48.69		12,076	$77.75		29,793	$43.42		10,077	$46.54	137,012	$33.03		44,124	$44.06
TOTAL	223,351	$47.51	99,877	$43.18	373,831	$44.39		413,453	$42.32		466,661	$56.41		187,814	$53.23	447,498	$42.13		252,236	$45.78
Expirations as % of In-Service Portfolio	1.8%		0.8%		3.0%			3.4%			3.8%			1.5%		3.6%			2.0%
_____________________

(1)	This does not reflect 126,599 square feet that expired on March 31, 2018. This table omits submarkets having no expirations over the next eight quarters.

(2)	Q1 2018 expiring square footage does not include 53,302 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

(5)
Top three expiring tenants by square footage: (i) Pixelworks, Inc. at Concourse for 19,294 square feet; (ii) Quantum Corporation at Concourse for 19,294 square feet and (iii) Calypto Design Systems, Inc. at Gateway for 10,942 square feet.

(6)
Top three expiring tenants by square footage: (i) Capital One at 83 King for 133,148 square feet; (ii) Maveron LLC at Merrill Place for 6,136 square feet and (iii) Cowgirls, Inc. at Merrill Place for 5,995 square feet.

(7)
Top three expiring tenants by square footage: (i) Virident Systems, Inc. at Concourse for 67,861 square feet; (ii) AKM Semiconductor, Inc. at Concourse for 7,457 square feet and (iii) Red Oak Technologies, Inc. at Gateway for 4,414 square feet.

(8)
Total expiring square footage consists of: (i) Stanford Healthcare at Page Mill Center for 63,201 square feet; (ii) Baker McKenzie at Clocktower Square for 34,414 square feet and (iii) Thoughtspot, Inc. at Palo Alto Square for 16,658 square feet.

(9)
Top three expiring tenants by square footage: (i) Mark Logic Corp. at Skyway Landing for 40,268 square feet; (ii) Teachers Insurance & Annuity Association at Towers at Shore Center for 25,549 square feet and (iii) Alarm.com, Inc. at 555 Twin Dolphin for 16,027 square feet.

(10)
Top three expiring tenants by square footage: (i) Invensense, Inc. at Concourse for 29,357 square feet; (ii) Ensighten, Inc. at Concourse for 28,930 square feet and (iii) Aerotek, Inc. at Concourse for 24,938 square feet.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS—ANNUAL

Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases	Percentage of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant		2,269,686	17.0%
2018	126	823,658	6.2	$36,377,802	7.1%	$44.17	$44.57
2019	160	1,515,426	11.4	70,633,160	13.8	46.61	47.95
2020	127	1,070,248	8.0	50,881,477	9.9	47.54	50.61
2021	104	1,328,956	10.0	55,667,886	10.9	41.89	45.77
2022	86	1,164,983	8.7	52,829,614	10.3	45.35	52.37
2023	52	1,174,842	8.8	44,178,750	8.6	37.60	43.92
2024	39	659,169	4.9	34,911,194	6.8	52.96	62.87
2025	22	929,171	7.0	44,119,689	8.6	47.48	57.96
2026	14	602,729	4.5	34,074,964	6.6	56.53	71.87
Thereafter	31	1,298,231	9.7	71,512,701	14.0	55.08	73.70
Building management use	23	138,153	1.0	—	—	—	—
Signed leases not commenced(4)	35	369,808	2.8	17,249,664	3.4	46.64	66.36
Total/Weighted Average(5)	819	13,345,060	100.0%	$512,436,901	100.0%	$46.27	$53.79
_____________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2018, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2018.

(3)
Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2018.

(4)
Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of March 31, 2018 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of March 31, 2018, divided by (ii) square footage under uncommenced leases as of March 31, 2018.

(5)	Total expiring square footage does not include 53,302 square feet of month-to-month leases.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	3	3	Various	472,189	3.5%	$32,828,872	6.6%
Netflix, Inc.(3)	Various	2	2	12/31/2026	378,383	2.8	21,295,322	4.3
Uber Technologies, Inc.	1455 Market	1	1	2/28/2025	325,020	2.4	15,927,649	3.2
Riot Games, Inc.(4)	Element LA	1	1	3/31/2030	284,037	2.1	15,871,935	3.2
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.8	13,276,017	2.7
Salesforce.com(5)	Rincon Center	2	1	Various	265,394	2.0	13,260,782	2.7
Square, Inc.	1455 Market	1	1	9/27/2023	338,910	2.5	11,761,423	2.4
Stanford(6)	Various	4	3	Various	151,249	1.1	10,900,077	2.2
GSA(7)	Various	5	5	Various	188,052	1.4	8,683,476	1.7
EMC Corporation(8)	Various	3	2	Various	294,756	2.2	8,131,842	1.6
NetSuite, Inc.(9)	Peninsula Office Park	2	1	Various	166,667	1.2	8,052,846	1.6
NFL Enterprises(10)	Various	2	2	12/31/2023	167,606	1.3	7,140,015	1.4
Nutanix, Inc.(11)	Various	2	2	Various	184,921	1.4	7,086,567	1.4
Bank of America(12)	Various	3	3	Various	109,117	0.8	6,994,391	1.4
GitHub(13)	Various	2	2	4/30/2020	90,003	0.7	5,444,746	1.1
TOTAL		35	30		3,793,121	28.2%	$186,655,960	37.5%
_____________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2018, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021; (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025 and (iii) 166,460 square feet at Rincon Center expiring on February 29, 2028. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024.

(3)
Netflix, Inc. expirations by property: (i) 325,757 square feet at ICON and (ii) 52,626 square feet at CUE. Netflix, Inc. is expected to take possession of 39,327 square feet at CUE during the fourth quarter of 2018.

(4)	This tenant may elect to exercise its early termination right for the entire premises effective March 31, 2025.

(5)
Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025; (ii) 83,372 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring October 31, 2028 and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise its early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.

(6)
Stanford expirations by property and square footage: (i) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring February 28, 2019; (ii) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019; and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

(7)
GSA expirations by property and square footage: (i) 22,391 square feet at 1455 Market expiring on October 26, 2018; (ii) 49,338 square feet at 1455 Market expiring on February 19, 2019; (iii) 28,993 square feet at Northview Center expiring on April 4, 2020; (iv) 28,316 square feet at Rincon Center expiring May 31, 2020; (v) 40,626 square feet at 901 Market expiring on July 31, 2021; and (vi) 18,388 square feet at Concourse expiring on May 7, 2024. This tenant may elect to exercise its early termination right at 901 Market with respect to 40,626 square feet any time after November 1, 2017 with 120 days prior written notice.

(8)
EMC Corporation expirations by property and square footage: (i) 66,510 square feet at 875 Howard expiring on June 30, 2019; (ii) 185,292 square feet at 505 First expiring on October 18, 2021; and (iii) 42,954 square feet at 505 First expiring on December 31, 2023.

(9)	NetSuite, Inc. expirations by square footage: (i) 37,597 square feet expiring on August 31, 2019 and (ii) 129,070 square feet expiring on May 31, 2022.

(10)
NFL Enterprises by property and square footage: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. This tenant may elect to exercise its early termination right with respect to 167,606 square feet effective June 30, 2020.

(11)
Nutanix, Inc. expirations by property and square footage: (i) 148,325 square feet at 1740 Technology expiring March 31, 2021; (ii) 28,121 square feet at Metro Plaza expiring March 31, 2021 and (iii) 8,475 square feet at 1740 Technology expiring October 31, 2021.

(12)
Bank of America expirations by property and square footage: (i) 26,011 square feet at 1455 Market expiring on June 30, 2018; (ii) 8,517 square feet at Clocktower Square expiring September 30, 2018; (iii) 68,991 square feet at 1455 Market expiring December 31, 2024 and (iv) 5,598 square feet at Palo Alto Square expiring March 31, 2026.

(13)	GitHub expirations by property and square footage: (i) 54,673 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

Industry	Total Square Feet(1)	Annualized Rent as of Percent of Total
Technology	4,419,063	39.9%
Media & Entertainment	1,415,273	14.7
Business Services	1,078,666	9.3
Financial Services	810,950	7.8
Legal	707,044	9.2
Retail	580,428	3.7
Other	562,084	4.6
Insurance	287,860	2.4
Government	208,749	1.6
Healthcare	199,100	2.3
Real Estate	197,560	1.8
Educational	168,489	1.9
Advertising	123,602	0.8
TOTAL	10,758,868	100.0%
_____________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
First Quarter 2018 Supplemental Operating and Financial Information

DEFINITIONS
Funds From Operations (“FFO”): Funds From Operations before non-controlling interest (“FFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Adjusted Funds From Operations (“AFFO”): Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.